Exhibit 10.1

SEVENTH AMENDMENT TO EMPLOYMENT AGREEMENT

This Seventh Amendment to Employment Agreement is made and entered into as of January 1, 2008 by and between PriceSmart, Inc., a Delaware Corporation (“Employer”) and William Naylon (“Executive”).

Recitals

A)	On January 16, 2002 an Employment Agreement (“Agreement”) was made and entered into by and between Employer and Executive.

B)	Said Employment Agreement has been amended on six prior occasions;

C)	Employer and Executive now desire to further amend the Agreement, as set forth hereinbelow:

Agreement

1.	Section 2.1 of the Agreement which provides:

2.1

Salary. For Executive’s services hereunder, Employer shall pay as base salary to Executive the amount of $247,000 during each year of the Employment Term. Said salary shall be payable in equal installments in conformity with Employer’s normal payroll period. Executive shall receive such salary increases, if any, as Employer, in its sole discretion, shall determine.

is hereby amended, effective January 1, 2008, to provide as follows:

2.1

Salary. For Executive’s services hereunder, Employer shall pay as base salary to Executive the amount of $262,000 during each year of the Employment Term. Said salary shall be payable in equal installments in conformity with Employer’s normal payroll period. Executive shall receive such salary increases, if any, as Employer, in its sole discretion, shall determine.

2.	Section 3.1 of the Agreement which provides:

3.1	Term. The term of Executive’s employment hereunder shall commence on January 16, 2002 and shall continue until January 31, 2008 unless sooner terminated or extended as hereinafter provided.

is hereby amended, effective January 1, 2008, to provide as follows:

3.1	Term. The term of Executive’s employment hereunder shall commence on January 16, 2002 and shall continue until January 31, 2009 unless sooner terminated or extended as hereinafter provided.

3.	All other terms of the Agreement, as amended, shall remain unaltered and fully effective.

Executed in San Diego, California, as of the date first written above.

EXECUTIVE	EMPLOYER PRICESMART, INC.

William Naylon	By:

	Name:	Jose Luis Laparte

	Its:	President